EXHIBIT 10.15

                       FIRST AMENDMENT
                           TO THE
                   INGERSOLL-RAND COMPANY
       SUPPLEMENTAL SAVINGS AND STOCK INVESTMENT PLAN


     WHEREAS, Ingersoll-Rand Company, a New Jersey corporation, adopted the Ingersoll-Rand Company Supplemental
Savings and Stock Investment Plan (the "Supplemental Savings
Plan") which was originally effective on January 1, 1989;
and

     WHEREAS, Ingersoll-Rand Company reserved the right at any time and from time to time to amend the Supplemental
Savings Plan in accordance with Section 7.1 of the Supplemental Savings Plan; and

     WHEREAS, Ingersoll-Rand Company, acting on authority of its Board of Directors and shareholders desires to amend the Supplemental Savings Plan.

     NOW, THEREFORE, the Supplemental Savings Plan shall be amended in the following respects effective as of the date hereof or such other dates as noted below.

     1. Section 2.3(a)(i) of the Supplemental Savings Plan is hereby amended and restated in its entirety as of the Effective Time to read as follows:

          "(i) `Common Stock' means the Class A common shares, par value $1.00 per share, of Ingersoll-Rand Company
Limited, a Bermuda company."

     2.   Sections 6.1 and 6.2 of the Supplemental Savings
Plan are hereby amended and restated in their entirety as of the Effective Time to read as follows:

          "6.1 Contributions to Trust. In the event that the Board of Directors of Ingersoll-Rand Company is informed by the Board of Directors of Ingersoll-Rand Company Limited that a `change in control' of Ingersoll-Rand Company Limited has occurred, Ingersoll-Rand Company shall be obligated to establish a trust and to contribute to the trust an amount equal to the balance credited to each Employee's Account established hereunder, such Accounts to be valued as of the last day of the calendar month immediately preceding the date the Board of Directors of Ingersoll-Rand Company was informed that a `change in control' has occurred.

          6.2 Amendments. Following a `change in control' of Ingersoll-Rand Company Limited, any amendment modifying or terminating this Supplemental Savings Plan shall have no force or effect."

     3. Section 6.3 is hereby amended and restated in its entirety to read as follows:

          "6.3 (a) Definition of Change of Control. For purposes hereof, a `change of control' shall have the meaning designated: (i) in the Ingersoll-Rand Benefit Trust Agreement, dated as of September 1, 1988, as amended, between Ingersoll-Rand Company and The Bank of New York, as trustee, or (ii) in such other trust agreement that restates or supercedes the agreement referred to in clause (i), in either case for purposes of satisfying certain obligations to executive employees of Ingersoll-Rand Company.

          Notwithstanding the foregoing paragraph or any other provision of the Supplemental Savings Plan or the trust agreement to the contrary, none of the transactions contemplated by the Merger Agreement that are undertaken by
(i) Ingersoll-Rand Company or its affiliates prior to or as of the Effective Time, or (ii) Ingersoll-Rand Company Limited or its affiliates on and after the Effective Time, shall trigger, constitute or be deemed a `change of control'. On and after the Effective Time, the term `change of control' shall refer solely to a `change of control' of Ingersoll-Rand Company Limited.

          (b) Change of Control Definitions. For purposes of this Section 6.3 of the Supplemental Savings Plan the terms below shall have the following meaning:

          `Effective Time' shall mean the Effective Time as such term is defined in the Merger Agreement."

          `Merger Agreement' shall mean that certain
Agreement and Plan of Merger among the Company, Ingersoll-
Rand Company Limited and IR Merger Corporation, dated as of
October 31, 2001, pursuant to which the Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand
Company Limited."

     4. Except as specifically set forth herein, all other terms of the Supplemental Savings Plan shall remain in full force and effect and are hereby ratified in all respects.

     IN WITNESS WHEREOF, Ingersoll-Rand Company has had its duly authorized representative sign this Amendment on December 31, 2001.


                         INGERSOLL-RAND COMPANY


                         By:  /S/
                              Ronald G. Heller
                              Vice President and Secretary